RESOLUTION OF THE
ESOP ADMINISTRATIVE COMMITTEE
OF
APPVION, INC.

WHEREAS, the Board of Directors of Appvion, Inc., by resolution dated December 5, 2007, granted the ESOP Administrative Committee (the "Committee") the authority to adopt non-material amendments to the Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan (the "Plan"); and

WHEREAS, the January 6, 2003 collective bargaining agreement between the Company and the bargaining representative for bargaining unit employees of the Kansas City Distribution Center provided, effective January 1, 2003, for a Company Matching Contribution to the Plan equal to 50% of the Participant's Savings Percentage invested under the Non-ESOP Component of the Plan; and

WHEREAS, the Plan has been administered in a manner consistent with the terms of such collective bargaining agreement since the effective date thereof; and

WHEREAS, due to a scrivener's error, the Plan was not amended to reflect the referenced terms of the Kansas City collective bargaining agreement; and

WHEREAS, the March 27, 2009 collective bargaining agreement between the Company and the bargaining representative for bargaining unit employees at West Carrollton provided, effective January 1, 2010, for a Company Matching Contribution to the Plan equal to 50% of the Participant's Savings Percentage invested under the Non-ESOP Component of the Plan; and

WHEREAS, the Plan has been administered in a manner consistent with the terms of such collective bargaining agreement since the effective date thereof; and

WHEREAS, due to a scrivener's error, the Plan was not amended to reflect the referenced terms of the West Carrollton collective bargaining agreement; and

WHEREAS, the Committee desires to amend the Plan in order to implement the referenced provisions of the Company's collective bargaining agreements covering Kansas City and West Carrollton bargaining unit employees, as set forth in the attachment hereto ("Amendment Number Four").

NOW, THEREFORE, BE IT RESOLVED that the Committee does hereby approve and authorize the execution, delivery and adoption of Amendment Number Four.

IN WITNESS WHEREOF, the undersigned have in one or more counterparts, each of which shall be considered an original, but all of which shall constitute one and the same document, executed this Resolution on this  5th day of June, 2015.

/s/ Kerry S. Arent

Kerry S. Arent

/s/ Thomas J. Ferree

Thomas J. Ferree

/s/ Kevin M. Gilligan

Jeffrey J. Fletcher

/s/ Mark R. Richards

Mark R. Richards

AMENDMENT NUMBER FOUR
TO THE
APPVION, INC. RETIREMENT SAVINGS AND
EMPLOYEE STOCK OWNERSHIP PLAN
(Amended and Restated Generally Effective as of January 1, 2014)

The Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan (the “Plan”) is amended in the following respects with effect from the dates specified below:

1. Effective January 1, 2003, Section 3.1(a)(6)(B) of the Plan is amended by substituting “50%” for “80%”.
2. Effective January 1, 2010, Section 3.1(a)(3) of the Plan is amended by adding following new sentence at the conclusion thereof:

“Effective January 1, 2010, Bargaining Unit Employees (West Carrollton) will additionally receive a contribution equal to 50% of the Participant’s Savings Percentage invested under the Non-ESOP Component of the Plan.”